SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2006

Charter Communications, Inc.
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation or Organization)

000-27927	43-1857213
(Commission File Number)	(I.R.S. Employer Identification Number)

12405 Powerscourt Drive
St. Louis, Missouri   63131
(Address of principal executive offices including zip code)

(314) 965-0555
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 7.01 REGULATION FD DISCLOSURE

Charter Communications, Inc. (“Charter”) will post on its website today selected pro forma financial data of Charter for each quarter of 2005 and the first and second quarters of 2006. This pro forma data reflect the sales of assets in July 2005 to Rapid Communications, LLC and McDonald Investment Company, Inc. and the sales to Cebridge Connections, Inc., NewWave Communications, Orange Broadband Holding Company, LLC and Allegiance Communications, LLC in the third quarter of 2006 and the purchase of assets from Seren Innovations, Inc. in January of 2006 as if such transactions had occurred as of January 1, 2005 for the statement of operations data and other financial data and as if such transactions had occurred as of the last day of the respective period for the operating data.

The pro forma data does not include adjustments for financing transactions completed by Charter during the periods presented because those transactions did not impact Charter’s adjusted EBITDA or operating statistics presented. Charter is providing this pro forma data in advance of its third quarter earnings release to assist investors and analysts in their analysis of Charter’s operating results following the recent acquisitions and divestitures.

The pro forma information should be read in conjunction with our “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements and related notes in Charter’s annual report on Form 10-K for the fiscal year ended December 31, 2005 and Charter’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2006 both of which were filed with the Securities and Exchange Commission (“SEC”) and are available on Charter’s website, www.charter.com, in the Investor Center in “SEC filings.”

The pro forma information is available on Charter’s website in the Investor Center under Other Financial Information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Charter Communications, Inc. has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

CHARTER COMMUNICATIONS, INC.
Registrant

Dated: September 28, 2006

By:/s/ Grier C. Raclin Name: Grier C. Raclin Title: Executive Vice President and General Counsel and Secretary